Exhibit 10.29

CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

This Consent to Assignment and Assumption of Lease (this “Agreement”) is made as of the 19th day of December, 2016 by and among Bulfinch Square Limited Partnership, a Massachusetts limited partnership (“Landlord”), HealthCare Ventures LLC, a Delaware limited liability company (“Tenant”) and Leap Therapeutics, Inc., a Delaware corporation (“Assignee”).

WHEREAS, Landlord and Tenant have entered into that certain Lease dated March 30, 2012, as amended by amendments dated June 30, 2015 and January 4, 2016 (as so amended, the “Lease”) for the lease of certain premises (the “Premises”) known as Suite B1-1 in the building located at 47 Thorndike Street, Cambridge, Massachusetts, as more particularly described in the Lease; and

WHEREAS, Tenant desires to assign its interest in the Lease to Assignee and Assignee desires to assume Tenant’s obligations under the Lease; and

WHEREAS, to effectuate such assignment and assumption Tenant and Assignee have entered into an Assignment and Assumption Agreement (the “Assignment”) a copy of which is attached hereto as Exhibit A; and

WHEREAS, Landlord has agreed to consent to the Assignment subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Assignee hereby acknowledges that it has been given a copy of the Lease, has read the Lease and is familiar with its contents, and agrees to be bound thereby. Assignee hereby assumes, for the benefit of Landlord, all of the obligations of Tenant under the Lease, whether arising before or after the date hereof, including but without limitation the obligation to pay timely all rent, additional rent and other charges due or to become due under the Lease, and agrees to be bound by all the provisions of the Lease, all to the same extent as if Assignee had signed the Lease originally as the tenant named therein. Tenant confirms that it has assigned all of its rights, as tenant under the Lease, to Assignee. In furtherance of the foregoing, Tenant confirms that Tenant’s interest in the security deposit (if any) has been transferred to Assignee and Tenant releases Landlord from any and all claims with respect thereto.

2.             Tenant represents and warrants that (a) the Lease is in full force and effect and constitutes the entire agreement between Landlord and Tenant with respect to the Premises; (b) Tenant has not previously assigned, mortgaged, pledged or otherwise transferred any interest under the Lease nor has it sublet, licensed or otherwise granted any occupancy rights to any third party currently occupying any portion of the Premises; (c) Tenant knows of no defense or counterclaim to the enforcement of the obligations of the Tenant under the Lease and has no knowledge of any default by Landlord; (d) Tenant is not entitled to any reduction, offset or abatement of the rent payable under the Lease; (e) a true and complete copy of the Assignment is attached hereto as Exhibit A, and the Assignment constitutes the complete agreement between Tenant and Assignee with respect to the subject matter thereof; and (f) Tenant is not in default of any of its obligations or covenants under the Lease, and has not breached any of its representations or warranties thereunder.

3.             Tenant hereby reaffirms that it shall remain, jointly and severally with Assignee and its successors and assigns, fully responsible and primarily liable for the prompt payment of rent, additional rent, and all other amounts payable by the tenant under the Lease, and for the performance of all of the terms, covenants, conditions and provisions of the Lease required to be performed on the part of the tenant thereunder, and shall be bound by and liable for all actions of Assignee and its successors and assignees as they relate to the Lease or the Premises, as if they were undertaken by Tenant.

4.             Landlord has executed this Agreement for the sole purpose of evidencing its consent to the Assignment. Neither Landlord’s consent under this Agreement nor anything contained in the Assignment shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions, obligations or conditions contained in the Lease (except as herein expressly provided), or to waive any breach thereof, or any rights of Landlord against any party liable or responsible for the performance thereof, or to increase the obligations or diminish the rights of Landlord under the Lease, or to increase the rights or diminish the obligations of Tenant thereunder, or to, in any way, be construed as giving Assignee any greater rights than those possessed by the original tenant named in the Lease.

5.             Tenant and Assignee hereby covenant and agree that Landlord is not and will not be responsible for the payment of any commissions or fees in connection with the Assignment and they each agree to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including attorneys’ fees and court costs, incurred by Landlord in connection with any claims for a commission or fee by any broker, agent or finder in connection with the Assignment.

6.             Tenant and Assignee hereby agree that any option or right to extend or renew the term of the Lease or to expand the size of the Premises or to lease additional premises and any right of first offer or right of first refusal relating to space in the Building, any of which has not heretofore been exercised, is hereby deleted from the Lease.

7.             Landlord shall be under no obligation to commence proceedings or exhaust any of its remedies against Assignee before proceeding against Tenant, or against Tenant before proceeding against Assignee, for any redress provided for in the Lease or this Agreement, or at law or in equity.

8.             Any notice given by any party to another party hereto shall be in writing and shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail to such other party at the address given below or such other address as such other party may from time to time designate in writing to the other parties in accordance with these provisions. Notices shall be effective on the date delivered to (or the first date such delivery is attempted and refused by) the parties to which such notice is required or permitted to be given or made under this Agreement.

Landlord:	Bulfinch Square Limited Partnership
c/o Kenneth Krozy, CPA
Krozy & Company, Inc.
PO Box 4246
Andover, MA 01810

Tenant:	Healthcare Ventures LLC
Robert Steinberg
47 Thorndike Street, Suite B1
Cambridge, MA 02141

Assignee:	Leap Therapeutics, Inc.
Doug Onsi
47 Thorndike Street, Suite B1
Cambridge, MA 02141

9.             Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties, and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the Landlord, Tenant and the Assignee have executed this Agreement under seal as of the date set forth above.

LANDLORD:

Bulfinch Square Limited Partnership

By:	Courthouse Associates, Inc., its general partner

By:	/s/ Kenneth Krozy
Name: Kenneth Krozy
Title: Vice President

TENANT:

HealthCare Ventures LLC

By:	/s/ Robert Steinberg
Name: Robert Steinberg
Title: Vice President - Administration

ASSIGNEE:

Leap Therapeutics, Inc.

By:	/s/ Douglas E. Onsi
Name: Douglas E. Onsi
Title: Chief Financial Officer

Exhibit A

Assignment and Assumption Agreement.

[See attached copy.]

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of December    , 2016, between HealthCare Ventures LLC, a Delaware limited liability company (“Assignor”), and Leap Therapeutics, Inc. a Delaware corporation (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignee has agreed to assume certain liabilities and obligations of Assignor with respect to the lease of space at 47 Thorndike Street, Suite B1, Cambridge, MA pursuant to the Lease Agreement between Assignor and Bullfinch Square Limited Partnership, a Massachusetts limited partnership, dated March 30, 2012, as amended on June 30, 2015 and January 4, 2016 (as amended, the “Agreement”);

NOW, THEREFORE, for good and lawful consideration, receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1.             (a)  Effective as of January 1, 2017 (the “Effective Date”), Assignor does hereby transfer, assign and deliver to Assignee all of the right, title and interest of Assignor in, to and under the Agreement.

(b)           As of the Effective Date, Assignee does hereby accept all the right, title and interest of Assignor in, to and under the Agreement, and Assignee assumes and agrees to pay, perform and discharge promptly and fully when due all of the liabilities and to perform all of the obligations of Assignor to be performed under the Agreement.

2.             This Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without regard to its conflicts of law rules.

3.             This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HEALTHCARE VENTURES LLC

By:	/s/ Robert Steinberg
Name:	Robert Steinberg
Title:	VP — Administration

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Name:	Douglas E. Onsi
Title:	CFO